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                                                                    EXHIBIT 99.1





                                                  Charles Mazur
                                                  Director of Investor Relations
                                                  (412) 937-2300



               CDT Selects Deloitte & Touche LLP As New Auditor


Pittsburgh, PA, April 11, 2002 - Cable Design Technologies Corporation (NYSE:
CDT) today announced that its Board of Directors appointed the accounting firm of Deloitte & Touche LLP as the company's independent auditors, replacing Arthur Andersen LLP.

CDT said that during Arthur Andersen's tenure as the Company's auditor, the firm consistently provided a high quality of auditing services, and exhibited the highest levels of professionalism. CDT added that the Company and Deloitte & Touche have a plan for an orderly transition that will be completed in time for Deloitte & Touche to review the Company's fiscal third quarter earnings report and to start and complete the audit for the Company's fiscal year ending July 31, 2002.


About CDT

Cable Design Technologies (www.cdtc.com) is a leading designer and manufacturer
                           ------------
of high bandwidth network connectivity products, fiber optic cable and connectors, assemblies, components, computer interconnect cables for communication switching applications, and communication cable products used in wireless, central office and local loop applications. CDT also manufactures electronic data and signal transmission products that are used in automation and process control and specialty applications.